UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    August 14, 2008

OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      REGULATION FD DISCLOSURE

About OSI Restaurant Partners, LLC

On June 14, 2007, OSI Restaurant Partners, Inc. (“Predecessor”), by means of a merger and related transactions (the “Merger”), was acquired by Kangaroo Holdings, Inc., which is controlled by an investor group comprised of Bain Capital Partners, LLC, Catterton Partners, Company founders Chris T. Sullivan, Robert D. Basham and J. Timothy Gannon and certain members of the Company’s management. In connection with the Merger, OSI Restaurant Partners, Inc. converted into a Delaware limited liability company named OSI Restaurant Partners, LLC (“Successor”).  Unless the context otherwise indicates, as used in this report, the term the “Company” and other similar terms mean (a) prior to the Merger, OSI Restaurant Partners, Inc. and (b) after the Merger, OSI Restaurant Partners, LLC.

The Company’s portfolio of brands consists of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse & Wine Bar, Roy’s, Lee Roy Selmon’s, Blue Coral Seafood & Spirits and Cheeseburger in Paradise restaurants.  The Company’s restaurant system operates in 50 states and 20 countries internationally.

Basis of Presentation

The information furnished in this Current Report on Form 8-K provides supplemental information regarding the Company’s results for the three and six months ended June 30, 2008 and should be read in conjunction with the financial statements and notes thereto and the other information included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (the “Form 10-Q”).  Certain of this information will be discussed in the Company’s conference call being held on Friday, August 15, 2008 at 10:00 a.m. EDT.  This report includes the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measure referenced in the conference call.

Certain of the accompanying financial information is presented for two periods, Predecessor and Successor, which relate to the periods preceding and succeeding the Merger, respectively.  The three and six months ended June 30, 2008 include the results of operations of the Successor, and the three and six months ended June 30, 2007 include the results of operations for the period from April 1 to June 14, 2007 and for the period from January 1 to June 14, 2007, respectively, of the Predecessor and the results of operations for the period from June 15 to June 30, 2007 of the Successor on a combined basis.  Although the three and six months ended June 30, 2007 presentation does not comply with generally accepted accounting principles in the United States (“U.S. GAAP”), the Company believes it provides a meaningful method of comparing the current period to the prior period that includes both Predecessor and Successor results. A reconciliation of the combined results for the three and six months ended June 30, 2007 to the U.S. GAAP results for Successor and Predecessor is included in the Company’s Form 10-Q.

The results for the three and six months ended June 30, 2008 are not necessarily indicative of a full year’s results.  U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements.  Actual results may vary materially from these estimates and assumptions.

Second Quarter – Comparable Store Sales

Comparable store sales for the Company’s significant restaurant brands for the quarter ended June 30, 2008 compared to the same quarter in 2007 changed by approximately:

Quarter ended June 30, 2008	Company- owned	Franchise and development joint venture (1)	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-5.3%	-7.6%	-5.6%
Carrabba’s Italian Grills	-5.0%	n/a	-5.0%
Bonefish Grills	-8.0%	-9.3%	-8.0%
Fleming’s Prime Steakhouse and Wine Bars	-8.4%	n/a	-8.4%
_________________
(1)
These sales do not represent sales of OSI Restaurant Partners, LLC and are presented only as an indicator of changes in the restaurant system, which management believes is important information about the Company’s restaurant brands.

Reconciliation of Net (Loss) Income to Adjusted EBITDA and Adjusted EBITDAR

EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDA before certain non-cash expenses and other non-recurring expenses, Adjusted EBITDA (defined below) and Adjusted EBITDAR (Adjusted EBITDA plus rent) are supplemental measures of profitability that are not required by or presented in accordance with U.S. GAAP.  They are not measurements of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to net (loss) income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as measures of the Company’s liquidity.

Adjusted EBITDA, which is a measure the Company is required to report to its banks, is calculated by adjusting EBITDA to exclude certain stock-based compensation expenses, non–cash expenses, charges associated with becoming a private company and significant non–recurring items.  The Company believes EBITDA, EBITDA before certain non-cash expenses and other non-recurring expenses, Adjusted EBITDA and Adjusted EBITDAR provide investors with helpful information about the Company’s operations, cash flows and ability to meet its future debt service, capital expenditures and working capital requirements.

The following table reconciles net (loss) income to EBITDA, EBITDA before certain non-cash expenses and other non-recurring expenses, Adjusted EBITDA and Adjusted EBITDAR for the three and six months ended June 30, 2008 and 2007 (in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007 (1)	2008	2007 (1)
	(Successor)		(Successor)
Net (loss) income	$(176,665)	$(10,009)	$(186,362)	$17,601
Benefit from income taxes	(14,751)	(16,517)	(31,482)	(2,619)
Interest expense, net	20,300	8,942	67,340	11,445
Depreciation and amortization	46,990	41,700	94,041	82,704
EBITDA	$(124,126)	$24,116	$(56,463)	$109,131

Impairments, closings and disposals (2)	179,613	5,028	183,108	12,876
Stock-based and other compensation expense (3)	3,023	15,355	3,957	22,497
Non-cash rent expense (4)	7,192	6,302	14,065	8,916
Accounting remediation and restatement expenses	-	302	-	2,261
Transaction costs (5)	1,127	27,432	1,225	33,570
Other (6)	2,161	-	6,181	-
EBITDA before certain non-cash expenses
and other non-recurring expenses	$68,990	$78,535	$152,073	$189,251

Pre-opening expense (7)	2,380	3,818	4,893	9,613
Management fee (8)	2,262	424	4,673	424
Adjusted EBITDA	$73,632	$82,777	$161,639	$199,288

Cash rent (9)	47,260	28,212	93,140	55,403
Adjusted EBITDAR	$120,892	$110,989	$254,779	$254,691
_________________
(1)
The accompanying financial information has been prepared for two periods, Predecessor and Successor, which relate to the periods preceding and succeeding the merger transaction, respectively.  This financial information has been prepared by mathematically combining the Predecessor and Successor periods in the three and six months ended June 30, 2007.  Although this presentation does not comply with U.S. GAAP, the Company believes it provides a meaningful method of comparing the current period to the prior period that includes both Predecessor and Successor results.  A reconciliation combining the Predecessor and Successor periods in the three and six months ended June 30, 2007 is included in the Form 10-Q.

(2)	Represents the elimination of non-cash impairment charges for fixed assets and restaurant closings, including goodwill and intangible assets, and net gains or losses on the sale of fixed assets.
(3)
Represents the elimination of expenses for employee service rendered in prior periods and recognized in 2007 and 2008 in connection with adopting the Company’s Partner Equity Plan, expenses associated with the vesting of restricted stock, options and other non-cash charges related to compensation programs provided to management and restaurant general managers and expenses incurred as a result of earnings on PEP deferred compensation participant investment accounts.

(4)
Represents the amortization of favorable and unfavorable leases as well as the difference between straight-line and cash rent expenses.  Includes approximately $1,919,000 and $3,672,000 of non-cash rent expense related to the Company’s sister company, Private Restaurant Properties, LLC (“PRP”), for the three and six months ended June 30, 2008, respectively, and approximately $3,684,000 of non-cash rent expense related to PRP for the three and six months ended June 30, 2007.

(5)	Represents the non-recurring fees incurred as a result of the merger transaction and subsequent related filings;
(6)	Includes foreign currency transaction loss, loss on the cash surrender value of life insurance and gains resulting from a one-time reversal of an accrual for gift certificates.
(7)	Reflects the elimination of employee travel, training, legal and other costs incurred prior to the opening of new restaurants during the period.
(8)	Represents the management fees paid to a management company owned by affiliates of Bain Capital Partners, LLC, Catterton Partners and Company founders.
(9)	Includes cash rent paid to PRP of approximately $17,786,000 and $35,224,000 for the three and six months ended June 30, 2008, respectively.

Cost Savings Initiatives Adjustment to Adjusted EBITDA

The Company’s Credit Agreement’s definition of Adjusted EBITDA includes a provision which allows the Company to include the pro forma effects of recently implemented cost savings initiatives as if those initiatives had been in place for the last twelve months. The following table calculates the EBITDA adjustment from the Company’s cost savings initiatives, net of actual benefits realized, for the trailing twelve months ended June 30, 2008:

			Pro Forma
			Cost Savings Initiatives
		Pro Forma	EBITDA Adjustment
	Savings to	Twelve Month	Twelve Months Ended
Cost Savings Category (in millions):	Date (4)	Run-Rate (5)	June 30, 2008 (6)
Food (1)	$8.1	$19.4	$11.3
Labor (2)	9.2	21.7	12.5
Other (3)	1.1	3.9	2.8
Total Cost Savings	$18.4	$45.0	$26.6
__________________
(1)	Cost savings realized and projected from specific menu item changes.
(2)	Cost savings realized and projected from initiatives to reduce restaurant labor hours.
(3)	Cost savings realized and projected from supplier contract negotiations and other supply chain efficiency initiatives.
(4)
Realized savings for the trailing twelve months ended June 30, 2008.  Realized savings are not necessarily indicative of the pro forma 12 month run-rate since these food, labor and other initiatives were not in place for the entire trailing twelve months ended June 30, 2008.

(5)	Pro forma cost savings from the food, labor and other initiatives as if they had been in place for the entire 12-month period ended June 30, 2008.
(6)	Portion of the pro forma cost savings run-rate not yet realized in the last 12 months financial statements; EBITDA adjustment is limited to $20,000,000 (see below).

Based on the costs savings initiatives adjustment to Adjusted EBITDA calculated above, the Company’s pro forma Adjusted EBITDA for purposes of the Credit Agreement is as follows:

Pro Forma Adjusted EBITDA (in millions):
Adjusted EBITDA, last 12 months	$319.2
Cost savings initiatives adjustment (1)	20.0
Pro forma Adjusted EBITDA	$339.2
_________________
(1)	Cost savings initiatives adjustment is limited to $20,000,000 per the Consolidated EBITDA definition in the Company’s Credit Agreement.

Cautionary Statement

The Company is subject to risks and uncertainties that could cause actual results to differ materially from those reported for historical periods, including, but not limited to, price and availability of commodities, such as beef, chicken, shrimp, pork, seafood, dairy, potatoes, onions and energy supplies, which are subject to fluctuation and could increase or decrease more than the Company expects; interest rate changes, compliance with debt covenants and the Company’s ability to make debt payments since it is significantly leveraged as a result of the merger transaction; inflation; increased labor and insurance costs; changes in consumer tastes and the level of acceptance of the Company's restaurant concepts (including consumer acceptance of price increases); consumer perception of food safety; local, regional, national and international economic conditions; the seasonality of the Company’s business; demographic trends; the cost of advertising and media; and government actions and policies.  Further information on potential factors that could affect the financial results of the Company is included in Amendment No. 3 to its Registration Statement on Form S-4 filed with the SEC on May 29, 2008 and in the Form 10-Q. The Company assumes no obligation to update the information in this Form 8-K, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date: August 14, 2008	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer